Exhibit 99.1

NOVAGOLD Receives $75 Million from Newmont Corporation

Second payment for the sale of NOVAGOLD’s 50% interest in the Galore Creek project

Treasury exceeds $150 million

July 28, 2021 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (TSX, NYSE American: NG) (“NOVAGOLD” or “the Company”) has received $75 million from Newmont Corporation (TSX: NGT, NYSE: NEM) (“Newmont”) as per the 2018 Share Purchase Agreement in which NOVAGOLD agreed to sell its 50% interest in the Galore Creek project (“GCP”) in British Columbia, Canada. All amounts are in U.S. dollars unless otherwise stated.

Under the terms of the July 2018 Agreement1, total consideration payable by Newmont was up to $275 million. NOVAGOLD received $100 million upon closing and $75 million yesterday. The remaining amounts related to the 2018 sale of the GCP are payable as follows:

a)	$25 million upon the earlier of: (i) completion of a project feasibility study prepared by or for GCP, or (ii) five (5) years from the closing date on July 27, 2023; and,

b)	$75 million contingent upon GCP construction approval.

The latest payment from Newmont will increase NOVAGOLD’s cash position by $75 million, which consisted of approximately $108 million of cash and term deposits as of May 31, 2021.

As a result of the successful sale of GCP, NOVAGOLD materially increased its treasury, providing the Company with a strong financial foundation to advance its 50%-owned Donlin Gold project (“Donlin Gold”) in Alaska. The Company expects its existing financial resources and future incoming payments to be sufficient to execute on its business plan without resorting to raising more capital until a construction decision on Donlin Gold is made.

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company focused on the development of the Donlin Gold project, owned 50/50 with Barrick Gold Corporation, in Alaska, one of the safest mining jurisdictions in the world. With approximately 39 million ounces of gold in the measured and indicated mineral resource categories, inclusive of proven and probable mineral reserves (541 million tonnes at an average grade of approximately 2.24 grams per tonne in the measured and indicated resource categories on a 100% basis),2 Donlin Gold is regarded to be one of the largest, highest-grade, and most prospective known open pit gold deposits in the world.

According to the 2011 Technical Report, with content updated as discussed under the heading “NI 43-101 Technical Report” contained in NOVAGOLD’s press release issued June 29, 2021, once in production, Donlin Gold is expected to produce an average of more than one million ounces per year over a 27-year mine life on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint which currently covers three kilometers of an approximately eight-kilometer-long gold-bearing trend. Current activities at Donlin Gold are focused on State permitting, optimization work, community outreach, and workforce development in preparation for the eventual construction and operation of this project. With a strong balance sheet, NOVAGOLD is well-positioned to fund its share of permitting and optimization advancement efforts at the Donlin Gold project.

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1 See July 26, 2018 media release titled “NOVAGOLD Enters Agreement to Sell Its 50% Stake in Galore Creek to Newmont for up to $275 Million” here.

2 Donlin Gold data as per the 2011 Technical Report (as defined below), with content updated as discussed under the heading “NI 43-101” Technical Report” in NOVAGOLD’s press release issued June 29, 2021. Donlin Gold measured resources of approximately 8 Mt grading 2.52 g/t and indicated resources of approximately 534 Mt grading 2.24 g/t, each on a 100% basis and inclusive of mineral reserves. Mineral resources have been estimated in accordance with NI 43-101.

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Donlin Gold is a committed partner to the Alaska Native communities both surrounding the project and within the State as a whole. An important factor that distinguishes Donlin Gold from most other mining assets in Alaska is that the project is located on private land that was selected by Calista Corporation (“Calista”) and The Kuskokwim Corporation (“TKC”) at the direction of the Yukon-Kuskokwim region Elders and was designated for mining activities five decades ago. Donlin Gold has entered into life-of-mine agreements with Calista, which owns the subsurface mineral rights, and TKC, a collection of 10 village corporations, which owns the surface land rights and is committed to providing employment opportunities, scholarships, and preferential contract considerations to Calista and TKC shareholders. These agreements include a revenue-sharing structure established by the Alaska Native Claims Settlement Act of 1971 which resolved Alaska Native land claims, allotting 44 million acres of land for use by Alaska Native Corporations. Additionally, our long-term commitment to economic development is exemplified by Donlin Gold’s support of TKC’s initiative to launch energy and infrastructure projects in Middle Kuskokwim villages. These partnerships, activities, and programs are illustrative of the commitment to the sustainable and responsible development of the Donlin Gold project for the benefit of all stakeholders.

Scientific and Technical Information

Certain scientific and technical information contained herein with respect to the Donlin Gold project is derived from the “Donlin Creek Gold Project, Alaska, USA, NI 43-101 Technical Report on the Second Updated Feasibility Study,” effective November 18, 2011, and amended January 20, 2012 (“2011 Technical Report”) prepared by AMEC with an effective date of November 18, 2011, as amended January 20, 2012. Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno) is the Qualified Person responsible for the preparation of the independent technical report, and an independent “qualified person” as defined by NI 43-101. As discussed under the heading “NI-43-101” Technical Report” in NOVAGOLD’s press release issued June 29, 2021, Wood Canada Limited (“Wood” formerly AMEC Americas Limited) has updated the content in the 2011 Technical Report with updated costs, economic assessment, permitting information, and technical information related to permitting, generated on the Donlin Gold project since 2011. The Company anticipates voluntarily filing the technical report on SEDAR in 2021.

Clifford Krall, P.E., who is the Mine Engineering Manager for NOVAGOLD and a “qualified person” under NI 43-101, has approved and verified the scientific and technical information related to the Donlin Gold project contained in this media release.

NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Jason Mercier

Investor Relations Manager

604-669-6227 or 1-866-669-6227

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Cautionary Note Regarding Forward-Looking Statements

This media release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding the Company’s use of the $75 million received from Newmont; receipt of the additional $100 million in payments from Newmont; the potential development and construction of Donlin Gold; the perceived merit of properties; and the sufficiency of funds to continue to advance development of Donlin Gold. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are not historical facts but instead represent NOVAGOLD’s management expectations, estimates and projections regarding future events or circumstances on the date the statements are made.

Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of permits including but not limited to the right-of-way lease offer for Donlin Gold’s buried natural gas pipeline; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; the outbreak of the coronavirus global pandemic (COVID-19); uncertainties involved in the interpretation of drill results and geological tests and the estimation of reserves and resources; changes in mineral production performance, exploitation and exploration successes; changes in national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the United States or Canada; the need for continued cooperation between Barrick and NOVAGOLD for the continued exploration, and development and eventual construction of the Donlin Gold property; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, disease pandemics, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether a positive construction decision will be made regarding Donlin Gold; and other risks and uncertainties disclosed in NOVAGOLD’s most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports and other documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. Copies of these filings may be obtained by visiting NOVAGOLD’s website at www.novagold.com, or the SEC's website at www.sec.gov, or at www.sedar.com. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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Cautionary Note to United States Investors

NOVAGOLD cautions that this media release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this media release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC) Industry Guide 7 (“SEC Industry Guide 7”), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. NOVAGOLD’s disclosure concerning Reserve & Resources Estimates remains consistent with NI 43-101. Under SEC Industry Guide 7, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. SEC Industry Guide 7 normally does not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” under SEC Industry Guide 7 in documents filed with the SEC. Investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” under SEC Industry Guide 7 as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of SEC Industry Guide 7, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC Industry Guide 7. Donlin Gold does not have known reserves, as defined under SEC Industry Guide 7. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with SEC Industry Guide 7.

On October 31, 2018, the SEC adopted a final rule (“New Final Rule”) that will replace SEC Industry Guide 7 with new disclosure requirements that are more closely aligned with current industry and global regulatory practices and standards, including NI 43-101. Companies must comply with the New Final Rule for the Company’s first fiscal year beginning on or after January 1, 2021, which for NOVAGOLD would be the fiscal year beginning December 1, 2021. The New Final Rule provides that SEC Industry Guide 7 will remain effective until all registrants are required to comply with the New Final Rule, at which time SEC Industry Guide 7 will be rescinded. While early voluntary compliance with the New Final Rule is permitted, NOVAGOLD has not elected to comply with the New Final Rule at this time.

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